EXHIBIT 23 (O)(2)
                                                               -----------------

                                POWER OF ATTORNEY
                                -----------------

I, the undersigned Trustee of The DLB Fund Group (the "Trust"), hereby constitute and appoint Frank L. Tarantino, DeAnne B. Dupont, and John E. Deitelbaum, each of them singly, my true and lawful attorneys with full power to sign for me, and in my name and in the capacity indicated below, the Registration Statement on Form N-1A with respect to the Trust's shares of beneficial interest and other matters set forth therein, and any and all amendments, including post-effective amendments, to such Registration Statement, and to file the same with all exhibits thereto, and other documents in connection thereunder, with the Securities and Exchange Commission, granting unto said attorneys, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as I might or could do in person, and hereby ratify and confirm all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

WITNESS my hands on the date set forth below.


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Kevin M. McClintock - Trustee

Dated:  March 31, 2000




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